UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41599	77-0583529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 267-9889

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GNLX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 30, 2023, Genelux Corporation, a Delaware corporation (the “Company”), entered into an executive employment offer letter with Thomas Zindrick, the Company’s President, Chief Executive Officer and Chairman (the “Zindrick Agreement”), with retroactive effect to April 1, 2023. Pursuant to the Zindrick Agreement, Mr. Zindrick is (i) entitled to an annual base salary of $595,000, (ii) eligible to receive an annual discretionary bonus of up to 55% of his then current base salary, and (iii) eligible to receive an annual discretionary option and/or other equity award grant covering shares of the Company’s common stock.

Pursuant to the Zindrick Agreement, subject to providing a release of claims against the Company, Mr. Zindrick is entitled to, (i) in the event that his employment is terminated by the Company without cause more than three months prior to or 18 months after the closing of a corporate transaction, (a) payment in an amount equal to 12 months of Mr. Zindrick’s then annual base salary and his full target annual bonus for the calendar year in which the termination occurs, which payment shall be paid in equal installments as salary continuation, and (b) payment of COBRA group health insurance premiums for up to 12 months, and (ii) in the event that his employment is terminated by the Company without cause or he resigns for good reason within three months before or within 18 months after the closing of a corporate transaction, (a) a cash lump-sum payment in an amount equal to 18 months of Mr. Zindrick’s then annual base salary and his full target annual bonus for the calendar year in which the termination occurs, and (b) payment of COBRA group health insurance premiums for up to 18 months. Mr. Zindrick is also eligible for standard Company benefits and to participate in employee benefit plans and programs.

Mr. Zindrick’s employment is at-will and may be terminated at any time by either Mr. Zindrick or by the Company with or without cause and without notice.

Mr. Zindrick has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Zindrick and any other person pursuant to which he was selected to his roles with the Company.

The foregoing description of the Zindrick Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Offer Letter, by and between the Registrant and Thomas Zindrick, J.D., dated May 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelux Corporation

Date: June 2, 2023	By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D. President, Chief Executive Officer and Chairman